UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017

Nexstar Media Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062
(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On June 12, 2017, Nexstar Media Group, Inc. (the “Company”) issued a press release announcing that its Board of Directors has approved an expansion of the Company’s share repurchase authorization to repurchase up to an additional $100 million of its Class A common stock. The Board of Directors’ prior authorization to repurchase the Company’s Class A common stock up to $100 million was depleted due to shares repurchased during the second quarter of 2017. Repurchases by the Company will be subject to available liquidity, general market and economic conditions, alternate uses for the capital and other factors. Share repurchases may be made from time to time in open market transactions, block trades or in private transactions in accordance with applicable securities laws and regulations and other legal requirements, including compliance with the Company's finance agreements. There is no minimum number of shares that the Company is required to repurchase and the repurchase program may be suspended or discontinued at any time without prior notice. All shares purchased will be held in the Company's treasury for possible future use. The Company anticipates funding any share repurchases from its cash flow from operations. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued on June 12, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR MEDIA GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 13, 2017	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on June 12, 2017